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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT - June 17, 2003
                        (Date of Earliest Event Reported)


                       UNIVERSAL AMERICAN FINANCIAL CORP.
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             (Exact name of registrant as specified in its charter)


                           Commission File No. 0-11321


         New York                                               11-2580136
 ------------------------                                    ----------------
 (State of Incorporation)                                    (I.R.S. Employer
                                                            Identification No.)


 Six International Drive, Suite 190,
        Rye Brook, New York                                         10573
 -----------------------------------                              --------
       (Address of principal                                      Zip Code
        executive offices)


       Registrant's telephone number, including area code: (914) 934-5200

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ITEM 9.    REGULATION FD DISCLOSURE.

           Universal American Financial Corp. ("Universal American" or the "Registrant") reports that its insurance subsidiary, American Pioneer Life Insurance Company ("APLIC"), has entered into agreements to recapture certain Medicare supplement business previously reinsured to Transamerica Occidental Life Insurance Company, Reinsurance Division ("TARe") effective April 1, 2003.

           The first treaty recaptured was Reinsurance Agreement No. 0535-3, effective October 1, 1996, pursuant to which TARe had reinsured APLIC for 90% of its liabilities on the block of Medicare supplement business that APLIC acquired from First National Life on October 1, 1996. The total annual in force premium recaptured amounted to approximately $27 million.

           The second treaty recaptured was Reinsurance Agreement No. 0535-4, effective February 1, 1997, pursuant to which TARe had reinsured APLIC for 75% of its liabilities as respects certain Medicare Supplement Business insurance policies issued between February 1, 1997 and December 31, 1999. The total annual in force premium recaptured amounted to approximately $16 million.


















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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                          UNIVERSAL AMERICAN FINANCIAL CORP.

                                          By: /s/ Richard A. Barasch
                                              ---------------------------------
                                              Name: Richard A. Barasch
                                              Title: President and
                                                     Chief Executive Officer




Date:  June 20, 2003



















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